SMKT LETTER HEAD



For Further Information:
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Stock Market Solutions
Contact Name
Investor Relations
Phone Number
www.stockmarketsolutions.org

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                             FOR IMMEDIATE RELEASE


Stock Market Solutions, Inc. and Texas Prototypes, Inc. Announce Merger

New Orleans, LA - June 17th, 2005 -- On June 14, 2005 Stock Market Solutions, Inc. (OTCBB: SMKT) (the "Company"), and its wholly owned subsidiary entered into a definitive Agreement and Plan of Merger with Texas Prototypes, Inc. ("TXP")

Pending stockholder and shareholder approval, the Company will issue 94.7% of its issued and outstanding shares of common stock for all outstanding shares of TXP in a stock for stock transaction. As a result of the Merger Agreement, the transaction will be treated for accounting purposes as a reverse merger by the accounting acquirer (TXP). The existing security holders of the Company will hold the remaining 5.3% of the Company's shares of common stock at closing.

Following the closing of the Merger Agreement, the Company will merge with TXP and change its name to TXP Corporation, remaining a Delaware corporation.

TXP's Chief Executive Officer, Michael C. Shores, will assume leadership of the Company. The Company will trade on the Over the Counter Bulletin Board (OTCBB) under a new ticker symbol to be determined. The Merger Agreement also contemplates that, concurrent with the closing of the transaction, the Board of Directors of the Company shall resign and the vacancies created thereby shall be filled with the appointees of the current TXP shareholders and/or officers who shall fill such posts until the next annual election of directors and all current officers of the Company shall resign from their positions with the Company, with new officers to be appointed by the new Board members.
After closing, the Company's primary business model will focus on the pre-manufacturing services segment supporting original equipment manufacturers, original design manufacturers, contract manufacturers and new technology innovators.


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About TXP

TXP, based in Richardson, Texas, is a global provider of prototyping and quick turn electronics manufacturing services for original equipment and contract manufacturers including several multinational and Fortune 500 corporations . TXP excels in both design and supply chain development and has achieved more than 100% annual revenue growth over the past three years. TXP's management believes that its Global Product Launch Model has made a significant contribution in the way products progress from design, to supply chain, to build. TXP has three operating divisions that build on its design- for-manufacturing foundation: TXP-Texas Prototypes, TXP- Photonics, and TXP-Packaging.

Commenting on the reverse takeover, Michael Shores, founder and CEO of TXP said "We look forward to the increased opportunities for even greater growth that we feel will come being a public company". For more information visit www.texasprototypes.com, or contact Michael C. Shores, Tel: 214.575.9300,

E-mail:
michael.shores@texasprototypes.com,

About Stock Market Solutions

o Stock Market Solutions is a company that assists professional mutual and hedge fund traders and managers, as well as individual investors, to more skillfully trade the stock market. The Company uses proprietary computer software systems based on the: "Jesse Livermore methodology," to enable these traders and investors to more successfully trade the stock market.


For more information:

Stock Market Solutions, Inc. (SMKT)

Investor Relations: (504) 561-1104

Corporate website: www.stockmarketsolutions.org

This release contains various forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which represent the company's expectations or beliefs concerning future events of the company's financial performance. These forward-looking statements are further qualified by important factors that could cause actual results to differ materially from those in the forward-looking statements, including the company's ability to obtain future financing on favorable terms, changes in the contract manufacturing industry that compel the company to alter its present business strategy, the company's ability to attract management capable of implementing the company's existing or future business strategy and the risk factors set forth in the company's SB-2 registration statement. Results actually achieved may differ materially from expected results included in these statements as a result of these factors or others.

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